UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 1, 2005

Glacier Bancorp, Inc.
(Exact name of registrant as specified in its charter)

MONTANA
(State or other jurisdiction of incorporation)

000-18911	81-0519541

(Commission File Number)	IRS Employer Identification No.

49 Commons Loop, Kalispell, MT 59901

(Address of principal executive offices) (zip code)

Not Applicable

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: 406-756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On February 23, 2005, the Board of Directors (the “Board”) of Glacier Bancorp, Inc. (the “Company”) approved resolutions amending and restating the Glacier Bancorp, Inc. Deferred Compensation Plan (the “Plan”) and the Company’s Supplemental Executive Retirement Agreements (the “SERAs”).  The new effective date for the Plan and the SERAs is January 1, 2005.  The changes arose principally in response to the recent enactment of Section 409A of Internal Revenue Code of 1986, as amended (the “Code”), and permit participants to elect cash-out distributions in 2005, and to make new distribution elections on terms that conform with the restrictions set forth in Section 409A.

          In addition, the Company changed the measure for the rate of return on accounts from changes in the value of Company stock to fifty percent (50%) of the Company’s return-on-average-equity.  This change is expected to limit the Company’s future compensation expense while retaining the performance-based nature of the Plan and the SERA.  All other terms of the Plan and the SERA remain in full force and effect.

          Participants to the Plan (“Participants”) are members of the Board, the president of the Company and selected Company employees.  Eligibility for the Plan is limited to directors, the Company president and other key employees the Board identifies, by resolution, as being eligible.  Only senior executive officers are eligible to execute SERAs

Item 2.01 Completion of Acquisition or Disposition of Assets

          On March 1, 2005, Glacier Bancorp, Inc. (NASDAQ “GBCI”) announced the completion of the acquisition of First National Banks – West Co. and its bank subsidiary First National Bank– West, effective February 28, 2005, for a cash purchase price of $41 million. First National Bank– West is a commercial bank with approximately $240 million in assets with seven locations in western Wyoming, including Evanston (2), Kemmerer, Mountain View, Pinedale, Alpine and Afton.

          A copy of the press release is attached as Exhibit 99 and is incorporated herein in its entirety by reference.

Item 9.01 - Financial Statements and Exhibits

     (a)          Financial Statements

                        Not Applicable

      (b)          Exhibits

(99)	Press Release dated March 1, 2005 issued by Glacier Bancorp, Inc. announcing the completion of the acquisition of First National Banks West Co. and its subsidiary First National Bank – West.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated:  March 1, 2005

GLACIER BANCORP, INC.

/s/ MICHAEL J. BLODNICK

Michael J. Blodnick
President and Chief Executive Officer